(3)(i)

                       ARTICLES OF INCORPORATION
                                  OF
                 Florida InterNet Stock Exchange, Inc.

Article 1. The name of this Corporation is: Florida InterNet Stock Exchange Inc.

Article 2. This Corporation shall have perpetual existence commencing upon the filing of these Articles of Incorporation by the Florida Secretary of State.

Article 3. This Corporation may engage in any lawful business activity permitted under the General Corporation Act of the State of Florida.

Article 4. This Corporation is authorized to issue FIFTY-FIVE MILLION (55,000,000) shares of Capital Stock as follows:

      4.1 Preferred Stock. Five Million (5,000,000) shares of no par value Preferred Stock, upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of stockholders being required. Such preferred shares may or may not be issued in series, convertible into shares of Common Stock, redeemable by the Company and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance.

      4.2 Class "A" Common Stock. Twenty-Five Million (25,000,000) shares of Class "A" Common Stock par value of $0.001 per share. The holders of Class "A" Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Class "A" Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Class "A" Common Stock have no preemptive, subscription, redemption or conversion rights.

      4.3 Class "B" Common Stock. Twenty-Five Million (25,000,000) shares of Class "B" Common Stock par value of $0.001 per share. The holders of Class "B" Common Stock are entitled to One Hundred votes for each share held on all matters submitted to a vote of shareholders. Holders of Class "B" Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock.


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

The shares of the Class "B" Common Stock shall only be sold, transferred and issued to securities broker-dealers who are registered with the Securities and Exchange Commission and or the National Association of Securities Dealers Inc., in conjunction with membership in the Company's securities exchange.

      4.4 Rights of Holders of Common Stock. Upon a liquidation, dissolution or winding up of the Company, the holders of Class "A" and Class "B" Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities, and subject further only to the preferred rights of any outstanding Preferred Stock. The holders of Class "A" and Class "B" Common stock have no preemptive, subscription, redemption or conversion rights.

Article 5. The name and address of the initial Registered Agent is: Paul M. Galant, 21218 St. Andrews Boulevard, Suite 226, Boca Raton, FL 33486

Article 6. The address of the Corporation is: 21218 St. Andrews Boulevard, Suite 226, Boca Raton, FL 33486.

Article 7. This Corporation shall initially have at least One Director and no more than Nine Directors. The number of Directors may be increased or diminished, from time to time, by the action of the board of directors or by the majority vote of the stockholders.

Article 8. The By-Laws of this Corporation may be adopted, altered, amended or repealed by the affirmative vote of a majority of the board of directors or the Stockholders.

Article 9. This Corporation may indemnify any Office or Director, or any former Officer or Director, to the full extent permitted by the General Corporation Act of the State of Florida.

Article 10. The name and address of the person signing these Articles as Incorporator is: Paul M. Galant, 21218 St. Andrews Boulevard, Suite 226, Boca Raton, FL 33486

Article 11. This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in full accord with the provisions of the General Corporation Act of the State of Florida.


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

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 28th day of January, 1997.


                                         /s/  Paul M. Galant
                                         -----------------------------------
                                         Paul M. Galant Incorporator

                         ACCEPTANCE BY REGISTERED AGENT

Having been named to accept service of process for the above stated Corporation, at the place designated in Article V, of these Articles of Incorporation, the Undersigned hereby agrees to act in this capacity, and further agrees to comply with the provisions of all statutes relative to the proper and complete discharge of his duties.

Dated the 28th day of January, 1997.


                                         /s/  Paul M. Galant
                                         -----------------------------------
                                         Paul M. Galant Registered Agent

State of Florida, County of Palm Beach ) ss: Boca Raton

Before me, a Notary Public authorized in the State and County set forth above, personally appeared Paul Galant, known to me and to me known to be the person who, as Incorporator, executed the foregoing Articles of Incorporation of Florida InterNet Stock Exchange Inc.; and he acknowledged before me that he duly executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State of Florida, County of Palm Beach, this 28th day of January, 1997.


                                         /s/ Arlene M. Flores
                                         -----------------------------------
                                         Notary Public, State of Florida

My Comm. Exp. 2/16/97
Bonded By Service Ins.
No. 00260019
FL D.L. #6453693411440


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

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      FLORIDA INTERNET STOCK EXCHANGE INC.

Article I. The name under which this Corporation was formed is:

      FLORIDA INTERNET STOCK EXCHANGE INC.

Article II. The Articles of Incorporation of the Corporation were filed on the 29th day of January, 1997, by the Secretary of State of the State of Florida.

(Document #P97000010257)

Article III. Articles 1 and 4 of the Articles of Incorporation are hereby deleted in their entirety, and respectively replaced by the following:

      Article 1. The name of this Corporation is:

            Florida Diet Services Inc.

      Article 4. This Corporation is authorized to issue Thirty Million (30,000,000) shares of Capital Stock as follows:

      4.1 Preferred Stock. Five Million (5,000,000) shares of no par value Preferred Stock, upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. Such preferred shares may or may not be: issued in series, convertible into shares of Common Stock, redeemable by the Company and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance.

      4.2 Common Stock. Twenty-Five Million (25,000,000) shares of Common Stock, having the par value of $0.001 per share. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. The holders of Common Stock have no preemptive, subscriptive, redemption or conversion rights.

Article V. The first Amendment to the Articles of Incorporation shall take effect immediately upon its adoption by the undersigned, being the sole stockholder and director of the corporation.

IN WITNESS WHEREOF, the undersigned under the penalty of perjury has executed this Amendment to the Articles of Incorporation this 10th day of October, 1997.

                                   /s/ Paul M. Gallant
                                   ---------------------------------------------
                                   Paul M. Galant, Sole Stockholder and Director President


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

                              Articles Of Amendment
                                     To The
                            Articles Of Incorporation

                                       Of

                           Florida Diet Services Inc.

First. The Articles of Incorporation of the Corporation were filed on the 29th day of January, 1997 by the Secretary of State of the State of Florida with the official document number P97000010257.

Second. Article I of the Articles of Incorporation is hereby amended in its entirety by the following:

            Article I. The name of the Corporation is:

                              www.eBIZnet.com Inc.

Third. This Second Amendment to the Articles of Incorporation has been duly adopted on November 25, 1998 pursuant to Florida Statutes 607.0704, by the written consent of the holders of more than 92% of the issued and outstanding shares of the corporation; and shall take effect upon the filing hereof by the Secretary of the State of Florida. The number of votes cast by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned under the penalty of perjury has executed this Second Amendment to the Articles of Incorporation this 25th day of November, 1998.

                                                  /s/ Sharleen B. Glass
                                                  ------------------------------
                                                  Sharleen B. Glass
                                                  President/Director


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